FIRST AMENDMENT TO
DEFERRED COMPENSATION AGREEMENT

This First Amendment to Deferred Compensation Agreement is made this 11th day of June 2009 (this “Amendment”) by and between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (the “Company”) and DAVID KAY (the “Grantee”).

WHEREAS, the Company and the Grantee are parties to that certain Deferred Compensation Agreement dated November 7, 2007 by and between the Company and the Grantee (the “Original Agreement”);

WHEREAS, under the Original Agreement, the Grantee was entitled to the payment of $100,000 on February 28, 2009; and

WHEREAS, in light of the Company’s ongoing liquidity issues and other considerations, the parties have agreed to the arrangements set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Deferral of Payment. The $100,000 payment due to the Grantee on February 28, 2009 will be paid ratably during the period March 1, 2009 through December 31, 2009. The money will be paid in equal monthly installments (in the second pay period of the month) in accordance with and as part of the payroll process of the Company’s subsidiary MMA Financial, Inc., by which the Grantee is employed.

2. No Other Modifications. Except for the modifications herein, the Original Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF and intending to be legally bound, the undersigned have executed this Amendment as of the date and year set forth above.

MMA FINANCIAL, INC.

By: /s/ Michael L. Falcone
Michael L. Falcone, President and CEO

By: /s/ David Kay
David Kay